UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Norfolk Southern Corporation

(Name of Registrant as Specified in Its Charter)

ANCORA CATALYST INSTITUTIONAL, LP

ANCORA ADVISORS, LLC

ANCORA ALTERNATIVES LLC

ANCORA BELLATOR FUND, LP

ANCORA CATALYST, LP

ANCORA FAMILY WEALTH ADVISORS, LLC

THE ANCORA GROUP LLC

ANCORA HOLDINGS GROUP, LLC

ANCORA IMPACT FUND LP

ANCORA IMPACT FUND LP SERIES AA

ANCORA IMPACT FUND LP SERIES BB

ANCORA MERLIN INSTITUTIONAL, LP

ANCORA MERLIN, LP

INVERNESS HOLDINGS LLC

BETSY ATKINS

JAMES BARBER, JR.

WILLIAM CLYBURN, JR.

FREDERICK DISANTO

SAMEH FAHMY

JOHN KASICH

GILBERT LAMPHERE

ALLISON LANDRY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ancora Alternatives LLC (“Ancora Alternatives”), together with the other participants named herein, have filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for the election of their slate of director nominees at the 2024 annual meeting of shareholders of Norfolk Southern Corporation, a Virginia corporation (the “Company”). From time to time, Ancora Alternatives and the other participants named herein may refer shareholders of the Company to such materials reproduced herein, recent articles or other materials. The materials disclosed herein may be posted to the Ancora Alternatives campaign website at www.movenscforward.com (the “Website”).

Item 1: On May 6, 2024, Ancora Alternatives sent the following communication to the Company’s shareholders.

Item 2: On May 6, 2024, Ancora Alternatives and its affiliates, issued the following press release.

Ancora Issues Letter to Norfolk Southern’s Board to Refute False and Unsupported Claims, Including Those Regarding Railway Labor Act Violations and “Vote Buying” from Labor

CLEVELAND--(BUSINESS WIRE)--Ohio-based Ancora Holdings Group, LLC (collectively with its affiliates, “Ancora” or “we”) today issued the below letter to the Board of Directors (the “Board”) of Norfolk Southern Corporation (NYSE: NSC) (“Norfolk Southern” or the “Company”), focusing on topics that include recent public statements from CEO Alan Shaw, Board Chair Amy Miles and Corporate Governance Committee Chairperson Jennifer Scanlon about the firm’s engagement with the Brotherhood of Locomotive Engineers and Trainmen Division of the International Brotherhood of Teamsters (the “BLET”) and the Brotherhood of Maintenance of Way Employees Division of the International Brotherhood of Teamsters (the “BMWED”).

***

May 6, 2024

Members of the Board,

Ancora owns a meaningful equity stake in Norfolk Southern. After sending private communications that have had no discernible impact on Norfolk Southern’s conduct, we’re writing to publicly address the false and misleading claims that a subset of you have been making on behalf of the Company. We ask that the Board ensures no further misrepresentations are disseminated about our appropriate engagement with Teamsters affiliates and other topics that are relevant to the outcome of the Annual Meeting of Shareholders.

Public Support for Ancora’s Full Slate from Multiple Unions

It’s been inaccurate when Norfolk Southern has suggested in recent days that it has the full support of rail unions. The BLET and the BMWED – which collectively represent 41.5% of Norfolk Southern’s unionized workforce – issued public statements of support for Ancora’s nominees and not the Company’s current leadership. It is equally important to note that many, if not most, of the BLET and the BMWED members at Norfolk Southern are both employees and shareholders. These individuals care deeply about improving safety for both railroad workers and the communities Norfolk Southern serves. These employee-shareholders also have a stake in the railroad’s long-term success. The following statements released between April 25th and May 2nd make it quite clear that these important union stakeholders seek a change in leadership and fully back our seven-member slate:

BLET:

•	General Chairmen of the Brotherhood of Locomotive Engineers and Trainmen, Representing Members at Norfolk Southern, Address CEO Alan Shaw’s “Unfounded and Desperate” Attacks on Labor Discussions (May 2, 2024 – Link Here)

•	The Brotherhood of Locomotive Engineers and Trainmen, an Affiliate of the International Brotherhood of Teamsters, Calls for New Leadership at Norfolk Southern (April 26, 2024 – Link Here)

BMWED:

•	The BMWED Teamsters Reiterates Support for Jim Barber at Norfolk Southern (May 2, 2024 – Link Here)

•	The Brotherhood of Maintenance of Way Employes Division of the International Brotherhood of Teamsters Determines that a Change in Leadership is Needed At Norfolk Southern (April 25, 2024 – Link Here)

Facts Regarding the Ancora Nominees’ Appropriate Engagement with Unions

When Norfolk Southern has actually acknowledged management’s loss of labor support, it has made false and unsupported claims about our slate’s interactions with unions. These claims overlook key facts, including the following:

1.	The parties are completely confident that they are in compliance with applicable law, including the Railway Labor Act.

2.	The parties aligned on memoranda that list concepts and principles for improving the treatment of workers, including as a result of enhanced training, improved safety and better quality of life.

3.	The memoranda contemplate points of alignment that would only go into effect if the Company and the unions agreed to implement them after the contest, including following a customary process to negotiate and reach agreement on definitive terms.

4.	Norfolk Southern’s own counsel wrote to Ancora and acknowledged that memoranda among the parties were not binding on the Company.

Response to Additional False and Unsupported Claims

Although election contests are hard fought, it’s disappointing to see some of you resorting to what we believe to be outright lies (as laid out below). Ignoring the truth could have serious ramifications beyond the scope of the situation. It needs to stop.

In the media and throughout a recent Council of Institutional Investors webinar led by three of you, Norfolk Southern affirmatively stated that Ancora (i) entered into agreements on behalf of the Company, (ii) violated the Railway Labor Act, (iii) committed a crime and (iv) gave away shareholder value via purported backroom deals.1 These statements are simply unsupported by facts. Many other statements also fall into the category of falsehoods and misrepresentations:

•	East Palestine – You say the “East Palestine incident was not due to bad management or inattention to safety,”[2] while the reality is the National Transportation Safety Board concluded the derailment was “100% preventable” and that the Company’s people on the ground “lacked the scientific background” to recommend what has been deemed an unnecessary toxic chemical burn.[3]

•	Management’s Commitments – You say “[w]e make promises and we’ve continued to keep our promises […].”[4] In reality, you have presided over an industry-worst Trip Plan Compliance rate that significantly lags the government’s 82% target, meaning on-time delivery commitments to many customers aren’t met. Additionally, you have overseen six straight quarters of misses on consensus EBIT, meaning the expectations of the financial community aren’t met. You also have union leaders making statements about how your “failure to adequately address significant safety and operations concerns raised by BMWED and others has seriously undermined the railroad.”[5]

•	Settlement Discussions – You say when it is convenient that Ancora will only settle for control.[6] The reality is we have repeatedly stated a desire to settle for minority change of the Board and an orderly CEO transition, which appears inevitable at this point given fading confidence in Mr. Shaw.[7] Mr. Shaw also continues to conflate a CEO transition with majority representation on the Board when talking about settlements. When we made all of our unaffiliated nominees available for interviews prior to proxies being filed, it was the Board that showed no real desire to settle by interviewing each candidate once for between 20 minutes to 30 minutes at a time.

1 See Trains.com article entitled, “NS says activist investor violated Railway Labor Act by negotiating deal with engineers’ union (updated),” dated April 29, 2024 (link) and Council for Institutional Investors webinar entitled, "Webinar: Norfolk Southern on Staying the Course," dated May 2, 2024 (link).

2 See Company presentation issued on April 19, 2024 (link).

3 See public statements from National Transportation Safety Board Chair Jennifer L. Homendy.

4 See Associated Press article entitled, “Investors trying to take control of Norfolk Southern railroad pick up key support,” dated April 29, 2024 (link).

5 See press release from the BMWED issued on May 2, 2024 (link).

6 See Council for Institutional Investors webinar entitled, "Webinar: Norfolk Southern on Staying the Course," dated May 2, 2024 (link).

7 See Ancora disclosures from April 5, 2024 (link) and March 1, 2024 (link).

•	Shipper Sentiment – Mr. Shaw says 80% of customers may leave due to our slate’s plan. In reality, you are exploiting an anonymized and opaque survey put together by a friendly firm.[8] The survey has been best addressed by a leading independent proxy advisor, who notes “in the absence of further information and a more comprehensive breakdown of the total number of shippers and the types of shippers who were surveyed, we are hesitant about putting much, if any, stock into the results of that survey.”[9] You also fail to acknowledge that Cleveland-Cliffs Inc., perhaps Norfolk Southern’s largest customer on a revenue basis, has publicly supported our slate.

•	Director Claude Mongeau – Your promotion of Mr. Mongeau’s purported expertise in governance, regulatory affairs and risk management lacks foundational support.[10] With regard to governance, he is a champion of the costly and poorly-disclosed deal with Canadian Pacific Kansas City Limited to acquire new COO John Orr – without a shareholder vote – during an election contest.[11] Reports from leading independent proxy advisors detail the governance issues, including insufficient disclosure, associated with the Board’s deal to obtain Mr. Orr, who is Mr. Mongeau’s former underling.[12] Although it is curiously omitted from his campaign-related biographies, Mr. Mongeau is also a former long-term director of AtkinsRéalis (f/k/a SNC-Lavalin Group Inc.), the parent of the supposedly independent safety consultant – Atkins Nuclear Secured – retained by the Company following the East Palestine disaster.[13] The Company appears to want to obscure this, even though Mr. Mongeau serves on the Board’s Safety Committee, which is involved in the relationship. In multiple forms of engagement with Ancora and our nominees, Mr. Mongeau demonstrated an inability to maintain a collegial and professional demeanor, indicating his continuing presence on the Board may be disruptive to incumbents and new members.

With respect to regulatory matters and risk mitigation, it is notable that Mr. Mongeau is Chair of the Human Resources Committee and a member of the Corporate Governance Committee at TD Bank, which is reportedly being probed by the U.S. Department of Justice and other regulators due to the bank’s failure to detect money laundering.14 Since Mr. Mongeau became a director in 2015, TD Bank’s board of directors has encountered a number of high-profile regulatory and legal issues stemming from the bank’s apparent failure to maintain a culture of compliance and mitigate money laundering risks.15

A railroad with so many regulatory and legal issues of its own, like Norfolk Southern, can do better when it comes to populating its boardroom.

In light of the foregoing points, we hope the several members of the Board who are credible, effectively experienced and open-minded guide the Company to accommodate our multiple requests to cease making false and unsupported claims. Our unaffiliated nominees look forward to moving past this contest and partnering with those of you who continue to serve to do what is best for Norfolk Southern over the near-term and long-term. A lot needs to be fixed in order to drive shareholder-friendly governance and enhanced service, safety and value.

Sincerely,

Frederick D. DiSanto Chairman and Chief Executive Officer Ancora Holdings Group LLC	James Chadwick President Ancora Alternatives LLC

CC:

Tony Cardwell, President of the BMWED

Scott Bunten, General Chairman BLET

Dewayne Dehart, General Chairman BLET

Jerry Sturdivant, General Chairman BLET

8 Stephens' lead analyst has thanked Mr. Shaw for being a supporter of the firm’s events and is listed under supportive parties on the Company’s campaign website.

9 See Glass, Lewis & Co., LLC report issued on April 28, 2024. Permission to quote was neither sought nor obtained.

10 See Norfolk Southern’s proxy statement.

11 See Norfolk Southern press release entitled, “Norfolk Southern appoints industry veteran John Orr as chief operating officer,” dated March 20, 2024.

12 See Glass, Lewis & Co., LLC report issued on April 28, 2024 and Institutional Shareholder Services Inc. report issued on April 30, 2024. Permission to quote was neither sought nor obtained.

13 See Norfolk Southern’s proxy statement and website, and Atkins Nuclear Secured’s initial report dated September 14, 2023 (link).

14 See The Wall Street Journal article entitled, “TD Bank Probe Tied to Laundering of Illicit Fentanyl Profits,” dated May 2, 2024 (link).

15 See press release from TD Bank issued on April 30, 2024 (link) and CNN article entitled, “TD Bank reaches $1.2 billion settlement in Ponzi scheme lawsuit,” dated February 27, 2023 (link).

***

About Ancora

Founded in 2003, Ancora Holdings Group, LLC offers integrated investment advisory, wealth management, retirement plan services and insurance solutions to individuals and institutions across the United States. The firm is a long-term supporter of union labor and has a history of working with union groups and public pension plans to deliver long-term value. Ancora’s comprehensive service offering is complemented by a dedicated team that has the breadth of expertise and operational structure of a global institution, with the responsiveness and flexibility of a boutique firm. For more information about Ancora, please visit https://ancora.net.

Advisors

Cadwalader, Wickersham & Taft LLP is serving as legal advisor, with Longacre Square Partners LLC serving as communications and strategy advisor and D.F. King & Co., Inc. serving as proxy solicitor.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “intends,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements relate to future events or future performance and involve known and unknown risks, uncertainties, and other factors that may cause actual results, levels of activity, performance or achievements or those of the industry to be materially different from those expressed or implied by any forward-looking statements. Norfolk Southern Corporation, a Virginia corporation (“Norfolk Southern”), has also identified additional risks relating to its business in its public filings with the Securities and Exchange Commission (the “SEC”). Ancora Alternatives LLC (“Ancora Alternatives”), and as applicable the other participants in the proxy solicitation, have based these forward-looking statements on current expectations, assumptions, estimates, beliefs, and projections. While Ancora Alternatives and the other participants, as applicable, believe these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the participants’ control. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if the underlying assumptions of Ancora Alternatives or any of the other participants described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Ancora Alternatives that the future plans, estimates or expectations contemplated will ever be achieved. You should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Except to the extent required by applicable law, neither Ancora Alternatives nor any participant will undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Certain statements and information included herein have been sourced from third parties. Ancora Alternatives does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The participants in the proxy solicitation are Ancora Catalyst Institutional, LP (“Ancora Catalyst Institutional”), Ancora Merlin Institutional, LP, (“Ancora Merlin Institutional”), Ancora Merlin, LP (“Ancora Merlin”), Ancora Catalyst, LP (“Ancora Catalyst”), Ancora Bellator Fund, LP (“Ancora Bellator”), Ancora Impact Fund LP Series AA (“Ancora Impact AA”) and Ancora Impact Fund LP Series BB (“Ancora Impact BB”) (each of which is a series fund within Ancora Impact Fund LP) (Ancora Catalyst Institutional, Ancora Merlin Institutional, Ancora Merlin, Ancora Catalyst, Ancora Bellator, Ancora Impact AA and Ancora Impact BB, collectively, the “Ancora Funds”), Ancora Advisors, LLC (“Ancora Advisors”), The Ancora Group LLC (“Ancora Group”), Ancora Family Wealth Advisors, LLC (“Ancora Family Wealth”), Inverness Holdings LLC (“Inverness Holdings”), Ancora Alternatives, Ancora Holdings Group, LLC (“Ancora Holdings”) and Frederick DiSanto (collectively, the “Ancora Parties”); and Betsy Atkins, James Barber, Jr., William Clyburn, Jr., Sameh Fahmy, John Kasich, Gilbert Lamphere and Allison Landry (the “Ancora Nominees” and, collectively with the Ancora Parties, the “Participants”).

Ancora Alternatives and the other Participants have filed a definitive proxy statement and accompanying BLUE proxy card (the “Definitive Proxy Statement”) with the SEC on March 26, 2024 to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2024 annual meeting of shareholders of Norfolk Southern.

IMPORTANT INFORMATION AND WHERE TO FIND IT

ANCORA ALTERNATIVES STRONGLY ADVISES ALL SHAREHOLDERS OF NORFOLK SOUTHERN TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DEFINITIVE PROXY STATEMENT, AND OTHER PROXY MATERIALS FILED BY ANCORA ALTERNATIVES AS THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV AND AT ANCORA ALTERNATIVE’S WEBSITE AT WWW.MOVENSCFORWARD.COM. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S SHAREHOLDERS. SHAREHOLDERS MAY ALSO DIRECT A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, D.F. KING & CO., INC., 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005 (SHAREHOLDERS CAN CALL TOLL-FREE: +1 (866) 227-7300).

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.

Contacts

Longacre Square Partners
Greg Marose / Joe Germani, 646-386-0091
MoveNSCForward@longacresquare.com

D.F. King & Co., Inc.
Edward McCarthy
212-229-2634
MoveNSCForward@dfking.com